UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2009, CombinatoRx, Incorporated ("CombinatoRx") and Fovea Pharmaceuticals SA ("Fovea") amended and restated their Amended and Restated Research and License Agreement, dated as of June 12, 2007 (the "Amended Agreement"). Under the Amended Agreement, CombinatoRx has granted Fovea an exclusive worldwide license to certain drug combinations to treat allergic and inflammatory diseases of the front of the eye. Fovea has advanced one such combination, Prednisporin (FOV-1101), through a Phase 2a proof-of-concept clinical trial for allergic conjunctivitis. For these licensed combinations, CombinatoRx has received payments totaling $1.0 million and is eligible to receive up to $24.75 million in development and regulatory milestone payments for each combination successfully developed by Fovea, an additional $15.0 million milestone payment for the approval of a combination in a specified additional indication, and in the event these exclusively licensed combinations are licensed by Fovea to a third party, commercialization milestones of up to an additional $25.0 million. CombinatoRx is also eligible to receive royalties for each product commercialized by Fovea in connection with the Amended Agreement.

Under the Amended Agreement, Fovea will also continue to conduct, at its own expense, preclinical and clinical development for certain ophthalmic indications of other combination drug candidates it has selected from CombinatoRx's portfolio of product candidates. Fovea is obligated to develop these selected combination candidates through the end of Phase 2b clinical trials. CombinatoRx and Fovea jointly own new intellectual property and data generated by Fovea regarding these selected combination candidates through Phase 2 clinical trials. CombinatoRx retains the rights to develop and commercialize the combination candidates licensed to Fovea in North America and certain other countries, and CombinatoRx granted Fovea exclusive rights to commercialize selected combination candidates that are developed through Phase 2b clinical trials exclusively for specified ophthalmic indications in Europe and all other countries that are not retained by CombinatoRx. The parties have co-exclusive rights in Japan and Taiwan.

The Amended Agreement has no definite term; however, Fovea's royalty payment obligations terminate on the later of 15 years from the date of the first commercial sale of a licensed combination and the expiration of all patents covering a royalty bearing product under the Amended Agreement, each on a country-by-country basis. The Amended Agreement may be terminated on a product by product basis by either party upon an unremedied material breach. In addition, if Fovea fails to develop a product candidate it selects pursuant to specified diligence milestones, after discussions between the parties, the Amended Agreement may be terminated by CombinatoRx for such class of product candidates. CombinatoRx may terminate the Amended Agreement if Fovea fails to make required undisputed payments, and either party may terminate the Amended Agreement upon the insolvency of the other party.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
10.1	Second Amended and Restated Research and License Agreement, dated July 22, 2009, between CombinatoRx, Incorporated and Fovea Pharmaceuticals SA.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/ Jason F. Cole
Name: Jason F. Cole
Title: SVP and General Counsel

Dated: July 23, 2009

Index to Exhibits
Exhibit No.	Description
10.1	Second Amended and Restated Research and License Agreement, dated July 22, 2009, between CombinatoRx, Incorporated and Fovea Pharmaceuticals SA.